UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☐       Definitive Proxy Statement
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Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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Open Letter to Airgas Employees

Dear Airgas Employees:

As you have likely heard by now, Air Products has made an offer to acquire Airgas for $60.00 per share in cash, or a total of approximately $7.0 billion including equity and debt.  I wanted you to hear directly from me about why we are doing this and why now.  This is an extremely compelling transaction with undeniable strategic and industrial logic that would bring together two highly complementary organizations, create substantial value for each company’s shareholders, provide broader product offerings for both companies’ customers, and offer excellent opportunities for the employees of both companies.  For more information on this exciting news, I invite you to visit www.airproducts.com/airgasoffer, which provides more detail on our proposed transaction.

Bringing together our complementary skills and strengths would create one of the world’s leading integrated industrial gas companies, with highly competitive positions in all modes of supply and in the world’s important geographies. As part of this very attractive combination, Airgas would be well positioned to achieve higher growth in the future than it could achieve on a stand-alone basis.  The combined company would be the largest industrial gas company in North America and one of the largest globally – a leader with distinctive strengths and world-class competencies across all geographies and in all three distribution channels: packaged gases, liquid bulk and tonnage.

We admire Airgas and the outstanding company you have all helped build, and know that your talent, experience and hard work have fueled Airgas’ success.  We have been extremely impressed with how you have taken the U.S. packaged gas business we sold to Airgas in 2002 and successfully become the U.S. market leader, with unparalleled sales and operating networks.  You should all be proud of what you have accomplished.

You might be wondering why we are looking to return to the U.S. packaged gas business now.  In 2002, our U.S. packaged gas business had limited breadth and scope and at that time, we examined our strategic priorities and decided to exit that business in order to focus on other areas where we could grow and improve our company.  Over the ensuing eight years, both Air Products and Airgas have grown significantly, and as we look to the future, we see packaged gas as a growth area for Air Products, both within North America and internationally.

We highly value Airgas’ talented operating team and sales force, which would benefit greatly from expanded opportunities, enhanced resources and greater long-term growth prospects as part of a larger and stronger global U.S. company headquartered in Pennsylvania.  It is our intention to leverage Airgas’ broad sales force and packaged gases skills on the foundation of Air Products’ global presence and infrastructure to accelerate growth both domestically and internationally.

Moreover, we believe the timing for this combination is ideal.  Air Products’ presence in all of the world’s key industrial gas markets would help Airgas achieve its international expansion goals better and faster than Airgas could on its own.  By joining together now, we would be able to take full advantage of the substantial growth potential, world-class competencies and synergies unique to this transaction.

It is our sincere belief that together we can build an outstanding global enterprise that will enjoy growth and success and offer career development opportunities for many years to come.

Sincerely,

John McGlade
Chairman, President and CEO
Air Products

* * *

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  No tender offer for the shares of Airgas, Inc. (“Airgas”) has commenced at this time.  In connection with the proposed transaction, Air Products and Chemicals, Inc. (“Air Products”) may file tender offer documents with the U.S. Securities and Exchange Commission (“SEC”).  Any definitive tender offer documents will be mailed to stockholders of Airgas.  INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

In connection with the proposed transaction, Air Products may file a proxy statement with the SEC.  Any definitive proxy statement will be mailed to stockholders of Airgas.  INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Air Products and certain of its respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  The forward-looking statements in this release speak only as of the date of this filing.  We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.